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                                                                  EXHIBIT (b)(1)
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                     MERRILL LYNCH LIFE INSURANCE COMPANY
                Board of Directors Consent to Corporate Action
                    Pursuant to Article III of the By-Laws
                                August 6, 1991
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          The Board of Directors of Merrill Lynch Life Insurance Company
("Company"), desiring to establish two variable annuity separate accounts and adopt and establish Standards of Conduct and Standards of Suitability in connection thereto, hereby approves and adopts the following resolutions and hereby consents to the certification thereof as resolutions valid and effective as if they had been adopted at a meeting of the Board of Directors duly called and constituted as of the date hereof:

          RESOLVED, that the Company establishes two separate accounts, Merrill Lynch Life Variable Annuity Separate Account A and Merrill Lynch Life Variable Annuity Separate Account B (collectively "Separate Accounts");

          FURTHER RESOLVED, that the Separate Accounts be established for the purpose of providing for the issuance of individual variable annuities ("Contracts"), which Contracts shall provide that part or all of the payments and benefits will reflect the investment experience of one or more underlying security;

          FURTHER RESOLVED, that the officers of the Company be authorized and empowered to perform all such acts and do all such things as may in their judgment and discretion be necessary or desirable to give full effect to these resolutions to enable the Company to establish the Separate Accounts and issue the Contracts, including, without limitation: (a) the preparation and execution of service agreements, custodian agreements, underwriting agreements and other agreements and documents respecting such Separate Accounts as they may deem necessary or desirable; (b) the determination of the terms and conditions of the Contracts being authorized; (c) the determination of the jurisdictions in which appropriate action shall be taken to obtain the requisite qualification, registration and authorization for the sale of the Contracts as such Officers may deem advisable;
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          FURTHER RESOLVED, that the President, any Vice President or the
     General Counsel, and each of them, with full power to act without the others, be, and each of them is, hereby authorized to cause the Company to allocate and contribute to the Separate Accounts, for a limited period and without the purpose of funding Contracts, funds which the Company might otherwise invest, if necessary to comply with the Insurance Law for the purpose of commencing the Separate Accounts' operation;

          FURTHER RESOLVED, that the Board of Directors of the Company reserves the right to change the designation of the Separate Accounts hereafter to such other designation as it may deem necessary or appropriate;

          FURTHER RESOLVED, that the President, any Vice President or the General Counsel, and each of them, with full power to act without the others, with such assistance from the Company's independent certified public accountants and independent consultants or others as they may require, be, and each of them is, hereby authorized and directed to take all action necessary to: (a) register the Contracts in such amounts, which may be an indefinite amount, as the said officer of the Company shall deem appropriate pursuant to one or more registration statements in an offering made under the Securities Act of 1933, as amended (the "Registration Statements"); (b) register the Separate Accounts as an investment company pursuant to the Investment Company Act of 1940 as amended; (c) file such request for exemptive relief from or other orders pursuant to, provisions of the Investment Company Act of 1940 as the said officer shall deem necessary or appropriate; and, (d) take all other actions which are necessary or appropriate in connection with the offer and sale of the Contracts and the operation of the Separate Accounts in order to comply with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and all other applicable federal, state or local laws and the rules and regulations promulgated thereunder, including the filing of any amendments or supplements to the Registration Statements;

          FURTHER RESOLVED, that the President, and Vice President or the General Counsel, and each of them, with full power to act without the others, be, and each of them is, hereby authorized on behalf of the Separate Accounts and on behalf of the Company to take any and all action that such officer may deem necessary or appropriate in connection with the offer and sale of the Contracts, including the preparation and filing of any registrations or qualifications, whether in respect of the Company, its officers, agents and employees, or of the Contracts, under the insurance and securities laws of any of the states of the United States of America and any other necessary or appropriate jurisdictions, and in connection therewith to prepare, execute, deliver and file all applications, reports, undertakings, resolutions, consents to service of

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     process and other documents and instruments as may be necessary or appropriate under laws of any such jurisdiction and to take any and all other actions which the said officers or legal counsel of the Company may deem necessary or appropriate (including entering into whatever agreements and contracts may be necessary) in order to establish or maintain such registrations or qualifications or exemptions therefrom;

          FURTHER RESOLVED, that the President, any Vice President or the General Counsel, and each of them, with full power to act without the others, be, and each of them is, hereby authorized on behalf of the Company to execute and file irrevocable written consents in connection with the Separate Accounts to be used in such states wherein such consents to service of process may be required under applicable laws in connection with said registration or qualification of the Contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of the Company for the purpose of receiving and accepting process;

          FURTHER RESOLVED, that the President, any Vice President or the General Counsel, and each of them, with full power to act without the others, be, and each of them is, hereby authorized to execute such agreement or agreements in such form and with such terms as such officer may deem necessary or appropriate with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill") or any other entity approved by the Company pursuant to which Merrill or such other entity will be appointed to act as principal underwriter and distributor of the Contracts on such terms and conditions as said officer, in his sole discretion, may deem appropriate;

          FURTHER RESOLVED, that the President, any Vice President or the General Counsel, and each of them, with full power to act without the others, be, and each of them is, hereby authorized to execute and deliver such agreements and other documents and to do all such acts and things as may be deemed necessary or appropriate to carry out the foregoing resolutions and the intent and purposes thereof;

          FURTHER RESOLVED, that in establishing the Separate Accounts the Company shall meet the requirements of Section 4240 of the Insurance Law;

          FURTHER RESOLVED, that the Company adopts and establishes the following Standards of Conduct for its officers, directors, employees and affiliates (collectively "Employee") regarding the conduct of business of the Company's Separate Accounts:

          No Employee shall, in the handling of an account, investment or claim for or on behalf of any other person of the Company:

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          1.   Employ any device, scheme or artifice to defraud such person or the Company;

          2. Make any untrue statement of a material fact to such person or Company or omit to state to such person or Company a material fact necessary in order to make the statements made, in light of the circumstances in which they were made, not misleading;

          3. Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon such person or Company;

          4. Engage in any manipulative practice with respect to such person or Company;

          5. Sell to, or purchase from, the Separate Accounts established by the Company any securities or other property other than life and annuity insurance policies;

          6. Purchase or allowed to be purchased for the Separate Accounts any securities of which the Company or an affiliated company is the issuer;

          7. Accept any compensation other than a regular salary or wages from the Company or an affiliated company for the sale, or purchase, of securities to or from the Separate Accounts except to the extent permitted under applicable laws, rules or regulations of any government, agency or self-regulatory organization;

          8. Engage in any joint transaction, participation or common undertaking whereby the Company or an affiliated company participates with the Separate Accounts in any transaction in which the Company or an affiliated company obtains an advantage in the price or quality of the item purchased, the service received or in the cost of such service, and the Company or any other affiliated company is disadvantaged in any of these respects by the same transaction; or

          9. Borrow money or securities from the Separate Accounts other than under a policy loan provision; and

          FURTHER RESOLVED, that the Company adopts and establishes the following Standards of Suitability for its Employee regarding the conduct of business of the Separate Accounts:

          1. No recommendation shall be made to an applicant to purchase a variable life or variable annuity

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               insurance policy (collectively "Policy"), and no Policy shall be issued, in the absence of reasonable grounds to believe that the purchase of the Policy is suitable for the applicant on the basis of information furnished after reasonable inquiry of the applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and any other information known to the Company or to the agent making the recommendation;

          2. The Company, through its agents, will use diligence to learn the essential facts relative to each applicant of a Policy;

          3. The Company's primary policy is that the customer's interest comes first. In any areas where there are conflicts between the customer's interests and the interests of the Company or its agents, the customer's interests must always take precedence; and

          4. The Company, through its agents will give each customer the time and attention needed to find the products and services most suitable for the customer's needs and will provide timely and accurate information that is not in any way misleading.

          Additionally, the Company's agents, as registered representatives, are subject to supervision respecting suitability and other sales practices under rules of the New York Stock Exchange and the National Association of Securities Dealers, Inc.

MERRILL LYNCH LIFE INSURANCE COMPANY

Board of Directors


/s/ DAVID M. DUNFORD
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    David M. Dunford


/s/ JOHN C.R. HELE
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    John C.R. Hele


/s/ KENNETH W. KACZMAREK
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    Kenneth W. Kaczmarek


/s/ THOMAS H. PATRICK
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    Thomas H. Patrick


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/s/ BARRY G. SKOLNICK
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/s/ Barry G. Skolnick

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